UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DECEMBER 22, 2025
Date of Report (date of earliest event reported)

Copper Property CTL Pass Through Trust
(Exact name of registrant as specified in its charter)

New York	000-56236	85-6822811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Second Street, Suite 206
Jersey City, NJ	07311-4056
(Address of Principal Executive Offices)	(Zip Code)

(201) 839-2200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Copper Property CTL Pass Through Trust (the “Trust”) announced today that its previously announced sale transaction with an affiliate of Onyx Partners, Ltd. of Boston, MA (the “Buyer”) did not close. As provided for under the Purchase and Sale Agreement (the “Agreement”), the Trust issued a notice to the Buyer confirming that if the Buyer does not close the transaction by December 26, 2025, the Agreement will terminate.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed sale of properties, the expected timing of the transaction, and the anticipated distribution of proceeds. These statements are based on the Trust’s current expectations, assumptions, estimates, and projections, and involve risks and uncertainties that could cause actual results to differ materially. For more information, please refer to the Trust’s filings with the SEC. The Trust undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER PROPERTY CTL PASS THROUGH TRUST
	By:	/s/ Larry Finger
Larry Finger
Principal Financial Officer
Date: December 22, 2025